Exhibit  10.25

                        THIRD LOAN MODIFICATION AGREEMENT


     This Third Loan Modification Agreement ("this Agreement") is made as of February 24, 1999 among MathSoft, Inc., a Massachusetts corporation
("MathSoft"), Statistical Sciences, Inc., a Massachusetts corporation ("StatSci") (MathSoft and StatSci being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower") and Fleet National Bank (the "Bank") (the Bank being successor by merger to Fleet Bank of Massachusetts, N.A.). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank act and agree as follows:

     1. Reference is made to: (i) that certain letter agreement dated January 11, 1996 among the Borrowers and Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder, as modified and amended, among other things, by that certain Loan Modification Agreement dated as of February 14, 1997 and by that certain Second Loan Modification Agreement dated as of September 25, 1997 (as so modified and amended, the "Letter Agreement"); (ii) that certain $1,000,000 face principal amount promissory note dated September 25, 1997 (the "1997 Revolving Note") made jointly and severally by the Borrowers and payable to the order of the Bank;
(iii) that certain Inventory, Accounts Receivable and Intangibles Security Agreement dated January 11, 1996, as amended (as so amended, the "MathSoft IAR Security Agreement") given by MathSoft to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A.
thereunder; (iv) that certain Supplementary Security Agreement - Security Interest in Goods and Chattels dated January 11, 1996, as amended (as so amended, the "MathSoft Supplementary Security Agreement") given by MathSoft to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of
Fleet Bank of Massachusetts, N.A. thereunder; (v) that certain Inventory, Accounts Receivable and Intangibles Security Agreement dated January 11, 1996, as amended (as so amended, the "StatSci Security Agreement") given by StatSci to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of
Fleet Bank of Massachusetts, N.A. thereunder; (vi) that certain Supplementary Security Agreement - Security Interest in Goods and Chattels dated January 11, 1996, as amended (as so amended, the "StatSci Supplementary Security Agreement") given by StatSci to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (vii) that certain Assignment of Trademarks as Security dated January 19, 1996, as amended (as so amended, the "Trademark Assignment") given by MathSoft to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (viii) that certain Assignment of Patents as Security dated January 19, 1996, as amended (as so amended, the "Patent Assignment") given by MathSoft to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; and (ix) that certain $2,000,000 face principal amount promissory note of even date herewith (the "1999 Revolving Note") made jointly and severally by the
Borrowers and payable to the order of the Bank. The Letter Agreement, the MathSoft IAR Security Agreement, the MathSoft Supplementary Security Agreement, the StatSci IAR Security Agreement, the StatSci Supplementary Security
Agreement, the Trademark Assignment, the Patent Assignment and the 1999 Revolving Note are hereinafter collectively referred to as the "Financing Documents". The aforesaid Loan Modification Agreement dated as of February 14, 1997 is hereinafter referred to as the "First Modification" and the aforesaid Second Loan Modification Agreement dated as of September 25, 1997 is hereinafter referred to as the "Second Modification".

     2. The Letter Agreement is hereby amended, effective as of the date hereof:

     a. By deleting in its entirety clause (i) of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

"(i) that certain $2,000,000 face principal amount promissory note (the 'Revolving Note') dated February 24, 1999 made jointly and severally by the Borrowers and payable to the order of the Bank,"

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1999 Revolving Note.

     b. By deleting from the fourth sentence of Section 1.2 of the Letter Agreement the words "two (2%) percent" and by substituting in their stead the following:

          "four  (4%)  percent"

     c. By inserting into the eighth sentence of Section 1.2 of the Letter Agreement (as amended by the First Modification), immediately after the words "in immediately available funds", the following:

          "in  lawful  currency  of  the  United  States"

     d. By deleting in its entirety the tenth sentence of Section 1.2 of the Letter Agreement and by substituting in its stead the following:

"All monies received by the Bank shall be applied first to fees, charges and expenses payable to the Bank under this letter agreement, the Revolving Note and/or any of the other Loan Documents and/or with respect to any letter of credit and/or with respect to any other Obligation, next to interest then accrued on account of any Revolving Loans or letter of credit reimbursement obligations or any of the other Obligations and only thereafter to principal of the Revolving Loans and letter of credit reimbursement obligations and other Obligations, being applied against the Revolving Loans, such reimbursement obligations and/or such other Obligations in such order as the Borrowers may designate (and, failing such designation, being applied first against the letter of credit reimbursement obligations and such other Obligations and thereafter against the Revolving Loans)."

     e. By inserting into the last sentence of Section 1.2 of the Letter Agreement, immediately after the words "Revolving Note", the following:

          "and/or  with  respect  to  any  of  the  other  Obligations"

     f.     By  inserting  into  the  first  sentence of the second paragraph of
Section 1.4 of the Letter Agreement, immediately after the words "any letter of credit", the following:

          "and/or  with  respect  to  any  of  the  other  Obligations"

     g. By deleting the period at the end of the second sentence of the second paragraph of Section 1.4 of the Letter Agreement and by substituting in its stead the following:

          "or  with  respect  to  any  of  the  other  Obligations"

     h. By inserting into each of the first and second sentences of the third paragraph of Section 1.4 of the Letter Agreement, immediately after the words "any letter of credit", in each place where same appear, the following:

          "and/or  with  respect  to  any  of  the  other  Obligations"

     i.     By  inserting  into  the Letter Agreement, immediately after Section
1.5  thereof,  the  following:

"1.5A.  ACH  Exposure.  The  Bank  may from time to time prior to the Expiration
        -------------
Date, at the request of MathSoft, initiate automated clearinghouse ('ACH') transactions for MathSoft; provided that the Bank's total ACH Exposure shall not (unless otherwise agreed by the Bank in its sole discretion) exceed $1,800,000 at any one time. ACH transactions will bear such fees and charges as may be agreed upon by the Bank and MathSoft and will be governed by the Bank's then current documentation and practices with respect to such transactions. As used herein, 'ACH Exposure' as determined at any date means the sum of (i) all amounts then owed by MathSoft to the Bank in connection with any ACH transaction pursuant to which the Bank has advanced funds on behalf of MathSoft plus (ii)
                                                                       ----
the maximum amount which could be owed by MathSoft (assuming settlement within two (2) Business Days of each date when funds are advanced) to the Bank in connection with all ACH transactions then authorized by MathSoft but as to which the Bank has not yet advanced funds.

1.5B.     Foreign  Exchange Contracts.  During the term of this letter agreement
          ---------------------------
and subject to the terms and conditions hereof, the Bank may from time to time, at MathSoft's request, provide to MathSoft one or more forward contracts ('Foreign Exchange Contracts') for the purchase by MathSoft of foreign currency from the Bank; provided that (i) each such Foreign Exchange Contract will be at such pricing as the Bank and MathSoft may agree at the time of execution of such Foreign Exchange Contract, (ii) the documentation for each such Foreign Exchange Contract will be in such form as is then customarily used by the Bank for transactions of this type, (iii) the Foreign Exchange Contracts will be used by MathSoft to minimize its exposure to the fluctuation of the value of those foreign currencies in which payments are expected to be made to MathSoft by customers or in which MathSoft is required to make payments to suppliers, and
(iv) the United States Dollar equivalent of all amounts subject to the Foreign Exchange Contracts will not exceed $1,333,000 in the aggregate. As used herein, the 'F/X Exposure' as determined at any date means the sum of (i) all amounts then owed by MathSoft to the Bank in connection with settlement of any Foreign Exchange Contract, plus (ii) 15% of the aggregate notional amounts of all
                     ----
outstanding  Foreign  Exchange  Contracts."

     j. By inserting into the introductory clause of the second grammatical paragraph of Section 1.6 of the Letter Agreement, immediately after the words "Revolving Loan is made", the following:

          "(or when any ACH transaction is initiated or any F/X Contract is issued)"

     k. By inserting into each of the clause (a) and clause (b) of the second grammatical paragraph of Section 1.6 of the Letter Agreement, immediately after the word "Loan", in each place where same appears, the following:

"(or the initiation of any ACH transaction or the issuance of any Foreign Exchange Contract)"

     l.     By  inserting  into  the  first  sentence  of  the last paragraph of
Section 1.6 of the Letter Agreement, immediately after the word "Loan", in each place where same appears, the following:

"(or the initiation of any ACH transaction or the issuance of any Foreign Exchange Contract)"

     m. By inserting into the introductory clause of Section 2.1 of the Letter Agreement, immediately after the words "letters of credit hereunder", the following:

"and/or engage in ACH transactions for MathSoft and/or issue Foreign Exchange Contracts"

     n. By adding to Section 2.1 of the Letter Agreement, at the end of such Section, the following:

     "The Borrower has reviewed the software which it uses in its business for 'Year 2000' compliance and has determined that such software will continue to function in the manner intended without interruption of service or other difficulty resulting from the 'Year 2000 problem'. The Borrower will, at the request of the Bank, provide such reports and such other information as the Bank may reasonably request in order to evidence such Year 2000 compliance."

     o. By inserting into the introductory clause of Article III of the Letter Agreement, immediately after the words "letter of credit issued hereunder shall be outstanding", the following:

"or any Foreign Exchange Contract shall be outstanding or any amount shall be owed by MathSoft in respect of any ACH transaction or any Foreign Exchange Contract"

     p. By adding to clause (i) of Section 3.6 of the Letter Agreement, at the end of such clause, the following:

"Without limitation of the foregoing, MathSoft represents, warrants and agrees that the audited annual consolidated financial statements for MathSoft and Subsidiaries for its fiscal year ended December 31, 1998 will not be materially different from the management-prepared financial statements of MathSoft as at December 31, 1998 previously furnished to the Bank."

     q. By deleting their entireties Sections 3.7, 3.8, 3.9 and 3.10 of the Letter Agreement and by substituting in their stead the following:

     "3.7.     Debt  to  Worth.  MathSoft  will  maintain  as at the end of each
               ---------------
fiscal quarter (commencing with its results as at December 31, 1998) on a consolidated basis a Leverage Ratio of not more than 1.25 to 1. As used herein, 'Leverage Ratio' means, as at any date when same is to be determined, the ratio of (x) the outstanding consolidated Adjusted Debt of MathSoft and its Subsidiaries to (y) the consolidated Tangible Net Worth of MathSoft.

     3.8.     Net  Worth.  MathSoft  will  maintain as at the end of each fiscal
              ----------
quarter (commencing with its results as at December 31, 1998) a consolidated Tangible Net Worth which shall be not less than the then-effective TNW Requirement. As used in this 3.8, the 'TNW Requirement' will be deemed to have been $4,800,000 as at December 31, 1998; and as at the last day of each fiscal quarter thereafter (each, a 'Determination Date') (beginning with March 31,
1999) the TNW Requirement will be deemed to become an amount equal to the sum of: (i) that TNW Requirement which had been in effect on the last day of the immediately preceding fiscal quarter, plus (ii) 80% of the net proceeds of any
                                        ----
equity securities sold by MathSoft during the fiscal quarter ended with the Determination Date in question, plus (iii) 80% of the consolidated Net Income of
                                ----
MathSoft and Subsidiaries during the fiscal quarter ended with the Determination Date in question (but without giving effect to any Net Income which is less than zero for any fiscal quarter).

     3.9.     Quick  Ratio.  MathSoft will maintain as at the end of each fiscal
              ------------
quarter (commencing with its results as of December 31, 1998) on a consolidated basis a ratio of Net Quick Assets to Current Liabilities, which ratio shall be not less than 1.5 to 1.

     3.10.     Profitability.  MathSoft  will achieve consolidated Net Income of
               -------------
not less than $300,000 for each period of two fiscal quarters ending at any Determination Date (beginning with its results for the period of two fiscal quarters ended December 31, 1998). Without limitation of the foregoing, MathSoft will achieve consolidated annual Net Income of at least $1,000,000 for each fiscal year, commencing with its results for its fiscal year ended December 31, 1998."

     r. By inserting into the introductory clause of Article IV of the Letter Agreement, immediately after the words "letter of credit issued hereunder shall be outstanding", the following:

"or any Foreign Exchange Contract shall be outstanding or any amount shall be owed by the Borrower in respect of any ACH transaction or any Foreign Exchange Contract"

     s. By deleting the semicolon at the end of clause (i) of Section 4.1 of the Letter Agreement and by substituting in its stead the following:

"or in respect of any ACH transactions or in respect of any Foreign Exchange Contracts;"

     t. By deleting from clause (iv) of Section 4.1 of the Letter Agreement the amount "$750,000" and by substituting in its stead the following:

          "$1,400,000"

     u. By inserting into clause (a) of Section 5.1 of the Letter Agreement, immediately after the words "issued by the Bank", the following:

"or with respect to any Foreign Exchange Contract or with respect to any ACH transaction"

     v. By inserting into clause (b) of Section 5.1 of the Letter Agreement, immediately after the words "letter of credit", the following:

"or  any  ACH  transaction  or  any  Foreign  Exchange  Contract"

     w. By deleting the period at the end of clause (b) of Section 5.2 of the Letter Agreement and by substituting in its stead the following:

", as well as terminating all facilities provided for herein for letters of credit, ACH transactions and/or Foreign Exchange Contracts."

     x. By deleting the last sentence of Section 5.3 of the Letter Agreement and by substituting in its stead the following:

"The Borrower hereby grants to the Bank a lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc. or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without further demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower, even though unmatured and regardless of the adequacy of any other collateral securing any of the Revolving Loans or other Obligations. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY LOAN OR OTHER OBLIGATION PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED."

     y. By adding to Section 5.4 of the Letter Agreement, at the end of such Section, the following:

"Upon the occurrence of any event described in clause (i) or clause (ii) of the immediately preceding sentence, the Bank may also require the Borrower to cash collateralize the outstanding F/X Exposure and the outstanding ACH Exposure."

     z. By inserting into the first sentence of Section 6.1 of the Letter Agreement, immediately after the words "letter of credit issued hereunder", the following:

"and/or  any  of  the  other  Obligations"

     aa.     By  inserting  into the first sentence of Section 6.1 of the Letter
Agreement,  immediately after the words "in connection herewith", the following:

"or  in  connection  with  any  of  the  other  Obligations"

     bb.     By  inserting  into the first sentence of Section 6.2 of the Letter
Agreement, immediately after the words "for the account of any Borrower", the following:

"and/or  any  of  the  other  Obligations"

     cc.     By  deleting the period at the end of the first sentence of Section
6.2  of  the  Letter  Agreement  and by substituting in its stead the following:

"and/or  any  of  the  other  Obligations."

     dd.     By changing the notice address of the Bank, pursuant to Section 6.6 of  the  Letter  Agreement,  to  the  following:

          "Fleet  National  Bank
           High  Technology  Division
           Mail  Code:  MA  OF  D07A
           One  Federal  Street,  7th  Floor
           Boston,  MA  02110
           Attention:  Lucie  Burke,  Vice  President"

     ee.     By  inserting into Section 6.7 of the Letter Agreement, immediately after  the  fourth  sentence  of  such  Section,  the  following:

"Without  limitation  of  the  foregoing  generality,

(i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Revolving Note) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to any Borrower, to grant to one or more banks or other financial institutions (each, a 'Participant') participating interests in the Bank's obligation to lend hereunder and/or any or all of the Revolving Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to any Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrowers in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality."

     ff.     By inserting into Article VI of the Letter Agreement, at the end of such  Article,  the  following:

"6.10.  Replacement  Note.  Upon  receipt  of  an affidavit of an officer of the
        -----------------
Bank as to the loss, theft, destruction or mutilation of the Revolving Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of the Revolving Note or other Loan Document, the Borrowers will issue, in lieu thereof, a replacement Revolving Note or other Loan Document in the same principal amount (as to the Revolving Note) and in any event of like tenor.

6.11.  Usury.  All  agreements  between any one or more of the Borrowers and the
       -----
Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Revolving Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Revolving Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrowers and the Bank, in the execution, delivery and acceptance of the Revolving Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Revolving Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limit of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Revolving Note and not to the payment of interest. The provisions of this 6.11 shall control every other provision of this Agreement and of the Revolving Note.

6.12.  WAIVER  OF  JURY  TRIAL.  EACH  BORROWER  AND  THE BANK HEREBY KNOWINGLY,
       -----------------------
VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE REVOLVING NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE REVOLVING LOANS AS CONTEMPLATED HEREIN."

     gg.     By  inserting into Section 7.1 of the Letter Agreement, immediately before  the  definition  of  "Adjusted  Debt",  the  following:

"'ACH  Exposure'  -  As  defined  in  1.5A."

     hh.     By  deleting  from the definition of "Expiration Date" appearing in
Section 7.1 of the Letter Agreement the date "December 31, 1998" (such date having been inserted by the Second Modification) and by substituting in its stead the following:

     "April  30,  2000"

As a result, from and after the date hereof, for the purposes of the Letter Agreement and the other Financing Documents, the "Expiration Date" will be deemed to be April 30, 2000.

     ii. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Expiration Date", the following:

"'F/X  Exposure'  -  As  defined  in  1.5B."

     jj.     By  inserting  into the definition of "Loan Documents" appearing in
Section 7.1 of the Letter Agreement, immediately after the words "letters of credit issued hereunder", the following:

"or  to  any  Foreign  Exchange  Contract  or  ACH  transaction"


     kk. By deleting in its entirety the definition of "Maximum Credit Amount" appearing in Section 7.1 of the Letter Agreement (such definition has been inserted by the Second Modification) and by substituting in its stead the following:

     "'Maximum  Credit  Amount'  -  $2,000,000."

     ll.     By  adding  to the definition of "Obligations" appearing in Section
7.1  of  the  Letter  Agreement,  at  the end of such definition, the following:

"'Obligations' includes, without limitation, the Revolving Loans and obligations with respect to ACH transactions, letters of credit and Foreign Exchange Contracts issued hereunder."

     mm.     By  deleting from the definition of "Principal Office" appearing in
Section  7.1  of  the  Letter  Agreement  the words "75 State Street, Boston, MA
02109"  and  by  substituting  in  their  stead  the  following:

          "One  Federal  Street,  Boston,  MA  02110"

     nn.     By adding to the definition of "Qualified Receivables" appearing in
Section 7.1 of the Letter Agreement, at the end of such definition, the following:

"In no event will 'Qualified Receivables' be deemed to include any Receivables of the type described as 'Other Receivables' on the consolidated balance sheet of MathSoft as at September 30, 1998, as delivered to the Bank."

     oo.     By  deleting  the  period  at  the  end of Subsection 7.2(a) of the
Letter  Agreement  and  by  substituting  in  its  stead  the  following:

", as well as all obligations in respect of ACH transactions and Foreign Exchange Contracts."

     3. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

     4. Simultaneously with the execution and delivery of this Agreement, the Borrowers are executing and delivering to the Bank the 1999 Revolving Note, in substitution for the 1997 Revolving Note. The 1999 Revolving Note is a $2,000,000 joint and several promissory note of the Borrowers, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the 1999 Revolving Note.

     5. In order to induce the Bank to enter into this Agreement, the Borrowers jointly and severally represent and warrant that each of the MathSoft IAR Security Agreement, the MathSoft Supplementary Security Agreement, the StatSci IAR Security Agreement, the StatSci Supplementary Security Agreement, the Trademark Assignment and the Patent Assignment remain in full force and effect and secure, inter alia, the 1999 Revolving Note and the Letter Agreement,
                   ----- ----
as  amended  by  this  Agreement.

     6. In order to induce the Bank to enter into this Agreement, the Borrowers jointly and severally agree to pay, on demand, all costs and expenses (including, without limitation, reasonable fees and expenses of the Bank's attorneys) incurred by the Bank in connection with the preparation of this Agreement and/or the transactions contemplated hereby.

     7. In order to induce the Bank to enter into this Agreement, the Borrowers further jointly and severally represent and warrant as follows:

     a. The execution, delivery and performance of this Agreement and the 1999 Revolving Note have been duly authorized by each of the Borrowers by all necessary corporate and other action, will not require the consent of any third party (except any such consents which have already been received) and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of any Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of any Borrower.

     b. Each Borrower has duly executed and delivered each of this Agreement and the 1999 Revolving Note.

     c. Each of this Agreement and the 1999 Revolving Note is the legal, valid and binding joint and several obligation of the Borrowers, enforceable against each of the Borrowers in accordance with its respective terms.

     d. The statements, representations made in the Letter Agreement, in the MathSoft IAR Security Agreement, in the MathSoft Supplementary Security Agreement, in the StatSci IAR Security Agreement and/or in the StatSci Supplementary Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

     e. Giving effect to the amendments contained in this Agreement, the covenants and agreements of each Borrower contained in the Letter Agreement, in the MathSoft IAR Security Agreement, in the MathSoft Supplementary Security Agreement, in the StatSci IAR Security Agreement and/or in the StatSci Supplementary Security Agreement have been complied with on and as of the date hereof.

     f. Giving effect to amendments contained in this Agreement, no event which constitutes, or which, with notice or lapse of time or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

     g. Except as heretofore disclosed in writing to the Bank, no material adverse change has occurred in the financial condition of any Borrower from that disclosed in the unaudited consolidated financial statements of the Borrowers as at December 31, 1998, heretofore furnished to the Bank.

     8. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

     9. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or a release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

     Executed, as an instrument under seal, as of the day and year first above written.

MATHSOFT,  INC.


By:     /s/  Robert  P.  Orlando
             -------------------
     Name:  Robert  P.  Orlando
     Title:  VP  Finance  &Administration,CFO

STATISTICAL  SCIENCES,  INC.


By:      /s/  Robert  P.  Orlando
              -------------------
     Name:  Robert  P.  Orlando
     Title:  VP  Finance  & Administration,CFO

Accepted  and  agreed:
FLEET  NATIONAL  BANK


By:     /s/  Lucie  Burke
     Name:  Lucie Burke
     Title:  Vice  President


                                 PROMISSORY NOTE


$2,000,000.00                                                   Boston,
Massachusetts
                                                               February 24, 1999


     FOR VALUE RECEIVED, the undersigned MathSoft, Inc., a Massachusetts corporation ("MathSoft") and Statistical Sciences, Inc., a Massachusetts corporation ("StatSci") (MathSoft and StatSci being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower") hereby jointly and severally promise to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Two Million and 00/100 ($2,000,000.00) Dollars or such portion thereof as has been advanced by the Bank and/or its corporate predecessor or may hereafter be advanced by the Bank pursuant to 1.2 of that certain letter agreement among the Borrowers and Fleet Bank of Massachusetts, N.A. dated January 11, 1996, as amended (as so amended, the "Letter Agreement") (the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder) and remains outstanding from time to time hereunder ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder.

     Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first day of each month, commencing on the first such date after the advance of any Principal and continuing on the first day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times (except as described in the next sentence) be equal to the sum of (i) one-half of one (0.5%) percent plus (ii) the Prime Rate, as in effect from time to time (but in
                ----
no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest shall become effective on the same day on which any change in the Prime Rate is effective. Overdue Principal and, to the extent permitted by law, overdue interest from and after the date on which same becomes past due shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum plus
                                                                            ----
(ii) the per annum rate otherwise payable under this note (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate" means that variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrowers shall pay (and shall be jointly and severally obligated to pay) to the Bank a late fee equal to five percent (5%) of the required payment, provided that such late fee shall be reduced to three percent (3%) of any required Principal and interest that is not paid within fifteen (15) days of the date it is due if this note is secured by a mortgage on an owner-occupied residence of 1-4 units.

     All outstanding Principal and all interest accrued thereon shall be due and payable in full on the first to occur of: (i) an acceleration under 5.2 of the Letter Agreement or (ii) April 30, 2000. The Borrowers may at any time and from time to time prepay all or any portion of said Principal, without premium or penalty. Under certain circumstances set forth in the Letter Agreement, prepayments of Principal may be required.

     Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Bank located at One Federal Street, Boston, Massachusetts 02110, or at such other address as the Bank may from time to time designate.

     Each of the undersigned Borrowers irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of making any Revolving Loan (as defined in the Letter Agreement) and of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of any Borrower hereunder or under the Letter Agreement. The unpaid Principal balance of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the aggregate unpaid principal amount of the Revolving Loans.

     Each Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

     This  note is the Revolving Note referred to in the Letter Agreement.  This note is secured by, and is entitled to the benefits of, the Security Agreements (as defined in the Letter Agreement). This note is subject to prepayment as set forth in the Letter Agreement. The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement. This note is the joint and several obligation of each of the undersigned.

     EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE REVOLVING LOANS AS CONTEMPLATED IN THE LETTER AGREEMENT.

     Executed, as an instrument under seal, as of the day and year first above written.

CORPORATE  SEAL                         MATHSOFT,  INC.

ATTEST:


/s/  Gordon Hayes                               By:  /s/  Robert  P.  Orlando
-----------------------                         -----------------------------
Assistant  Clerk                                   Name:  Robert  P.  Orlando
                                         Title:   VP  Finance  &  Admin,  CFO


CORPORATE  SEAL                         STATISTICAL  SCIENCES,  INC.

ATTEST:


/s/  Gordon Hayes                               By:  /s/  Robert  P.  Orlando
-----------------------                         -----------------------------
Assistant  Clerk                                     Name:Robert  P.  Orlando
                                          Title:  VP  Finance  &  Admin,  CFO